Registration No. 333-

  As filed with the Securities and Exchange Commission on January   ,1999
  -----------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            --------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                  UNDER THE
                           SECURITIES ACT OF 1933

                             PARLEX CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                             04-2464749
         -------------                             ----------
(State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                Identification No.)

            One Parlex Place
         Methuen, Massachusetts                       01844
         ----------------------                       -----
(address of Principal Executive Offices)            (Zip Code)

                      1989 EMPLOYEES' STOCK OPTION PLAN
                      ---------------------------------
                          (Full title of the plan)

                            Jill Pollack Kutchin
                 Vice President-Corporate Affairs and Clerk
                             Parlex Corporation
                              One Parlex Place
                        Methuen, Massachusetts 01844
                 ------------------------------------------
                   (Name and address of agent for service)

                  Telephone number, including area code, of
                     agent for service:  (978) 685-4341

                 It is requested that copies of notices and
                         communications be sent to:

                           Edward D. Kutchin, Esq.
                            Kutchin & Rufo, P.C.
                             175 Federal Street
                         Boston, Massachusetts 02110
                         ---------------------------


                       CALCULATION OF REGISTRATION FEE


                                                          Proposed
Title of Each                            Proposed         Maximum
Class Of                                  Maximum        Aggregate
Securities to      Amount to           Offering Price     Offering         Amount of
be Registered      be Registered (1)   Per Share (2)     Price (2)    Registration Fee (3)
------------------------------------------------------------------------------------------

                      1989 EMPLOYEES' STOCK OPTION PLAN

Common Stock,
 par value $.10
 per share           300,000 shares       $11.6875       $3,581,250          $995.59
------------------------------------------------------------------------------------------


--------------------
<F1>  This Registration Statement also includes an indeterminable number of shares which may be issued under the anti-dilution provisions of the
      Plan.

<F2>  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933
      (as amended). The Proposed Maximum Offering Price Per Share represents the average of the high and low sale prices for the Common
      Stock as reported on the Nasdaq National Market on January 7,1999.

<F3>  This registration statement also relates to 71,329 shares of Common
      Stock previously registered and remaining unissued under Registration
      Statements on Form S-8 (Registration Nos. 33-39648 and 33-88470), which as indicated below are incorporated by reference herein. In accordance with Instruction E of Form S-8, the registration fee is being paid with respect to the additional securities only.

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                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
---------------------------------------------------------

      Parlex Corporation (the "Corporation") hereby incorporates by reference the contents of the Corporation's Registration Statements on Form
S-8, being file number 0-12942, and Registration Nos. 33-39648 and 33-88470, which were previously filed with the Securities and Exchange Commission (the
"Commission) pursuant to the Securities Act of 1933 (the "Securities Act") relative to the 1989 Employees' Stock Option Plan (the "Plan").

Item 8.  Exhibits.
------------------

      The following is a complete list of exhibits filed as a part of this Registration Statement on Form S-8:

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

        Exhibit No.      Document
        -----------      --------

            4.1          Parlex Corporation 1989 Employees' Stock Option
                         Plan (as amended effective as of August 25, 1998).

            5.1 Opinion of Kutchin & Rufo, P.C. as to legality of original issuance of Common Stock being registered.

           23.1          Consent of Deloitte & Touche LLP.

           23.2 Consent of Kutchin & Rufo, P.C. (contained in the opinion filed as Exhibit 5.1 to this Registration
                         Statement).

           24.1          Power of Attorney (included in Part II of this
                         Registration Statement under the caption
                         "Signatures").


                                 SIGNATURES
                                 ----------

Pursuant to the requirements of the Securities Act, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Methuen and Commonwealth of Massachusetts on the 13th day of January, 1999.

                                       PARLEX CORPORATION



                                       By: /S/  Peter J. Murphy
                                           ----------------------------
                                           Peter J. Murphy, President


                              POWER OF ATTORNEY
                              -----------------

      Each of the undersigned directors and officers of Parlex Corporation hereby constitutes and appoints Herbert W. Pollack, Steven M. Millstein and
Jill Pollack Kutchin, and each of them singly, with full power of substitution and resubstitution, to be the undersigned's true and lawful attorney-in-fact and agent, to do any and all acts and things and to execute any and all instruments in the undersigned's name in their capacities indicated below which such attorney may deem necessary or advisable to enable Parlex Corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement on Form S-8, including specifically but without limitation, the power and authority to sign on behalf of the undersigned any and all amendments (including post-effective amendments) hereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



      SIGNATURE                    TITLE(S)                DATE
      ---------                    --------                ----


/S/  Herbert W. Pollack        Chairman of the Board       1/13/99
---------------------------    and Treasurer
Herbert W. Pollack


/S/  Steven M. Millstein       Vice President-Finance      1/13/99
---------------------------    (Principal Financial
Steven M. Millstein            Officer and Controller)


/S/  Peter J. Murphy           President,                  1/13/99
---------------------------    Chief Executive Officer
Peter J. Murphy                and Director


/S/  Lester Pollack            Director                    1/13/99
---------------------------
Lester Pollack


/S/  Benjamin M. Rabinovici    Director                    1/13/99
---------------------------
Benjamin M. Rabinovici


/S/  M. Joel Kosheff           Director                    1/13/99
---------------------------
M. Joel Kosheff


/S/  Sheldon Buckler           Director                    1/13/99
---------------------------
Sheldon Buckler


/S/  Richard W. Hale           Director                    1/13/99
---------------------------
Richard W. Hale

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                                EXHIBIT INDEX


Exhibit                                                      Sequentially
Number             Exhibit                                   Numbered Page
-------            -------                                   -------------


 4.1       Parlex Corporation 1989                                7
           Employees' Stock Plan
           (as amended effective as
           of August 25, 1998).

 5.1       Opinion of Kutchin & Rufo, P.C.                       15
           as to legality of original
           issuance of shares of Common
           Stock being registered.

23.1       Consent of Deloitte &                                 18
           Touche LLP.

23.2       Consent of Kutchin & Rufo, P.C.                       15
           (contained in the opinion filed
           as Exhibit 5.1 to the Registration Statement).

24.1       Power of Attorney (included in Part II                 4
           of this Registration Statement under the
           caption "Signatures").

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